[                ], 2008

Lank Acquisition Corp.
10 Glenville Street
Greenwich, CT 06831

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Re:	Initial Public Offering

Gentlemen:

This letter agreement is being delivered to you in accordance with the underwriting agreement entered into by and between Lank Acquisition Corp. (the “Company”) and Citigroup Global Markets, Inc. (“Citi” or the “Representative”), as representative of the several underwriters relating to an initial public offering (the “IPO”) of 12,500,000 units (14,375,000 if the over-allotment option is exercised in full), each unit comprised of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”) and one warrant exercisable for one share of Common Stock. The undersigned hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will: (i) vote all Insider Shares owned by the undersigned in the same manner as a majority of the votes cast by the Public Stockholders who vote at the special or annual meeting called for the purpose of approving the Business Combination, (ii) vote any shares of Common Stock acquired in or following the IPO in favor of the Business Combination and (iii) vote all Insider Shares and all shares he may acquire in or following the IPO in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for perpetual existence of the Company in the event the Business Combination is approved.

2. (a)  In the event the Company fails to consummate a Business Combination within 24 months after the effective date of the prospectus (the “Effective Date”) of the registration statement relating to the IPO, file number 333-148001, as amended from time to time (the “Termination Date”), the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law, take all action reasonably within his power to liquidate the Company and distribute all funds held in the Trust Account to the Public Stockholders as soon as reasonably practicable following the Termination Date in the manner and subject to the deductions set forth in the Prospectus. In addition, from and after the Termination Date, the undersigned will, in accordance with the Company’s Amended and Restated Certificate of Incorporation, take all action reasonably within his power to limit the Company’s activities to winding up its affairs and liquidating the Trust Account.

(b) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever. The undersigned hereby agrees it shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of its Insider Shares. For clarity, the undersigned may receive liquidating distributions from the Trust Account in respect of IPO Shares.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees, until the earlier of the Company’s consummation of a Business Combination or its liquidation, to present to the Company for its consideration, prior to presentation to any other person or entity (subject to the pre-existing fiduciary obligations that the undersigned has as described in the registration statement relating to the IPO), any business combination opportunity if such opportunity has a fair market value of $100 million or more. The undersigned also agrees not to (i) pursue such a business combination opportunity described above, separate from the Company, unless and until the Board of Directors of the Company, acting by a majority of disinterested, independent directors, has determined that the Company will not pursue such business combination opportunity or (ii) enter into a similar agreement with another entity that may conflict with the undersigned's obligations pursuant to this paragraph. The undersigned hereby agrees and acknowledges that (i) the Representative and the Company could be irreparably harmed in the event of a breach by the undersigned of his obligations under this paragraph 3 and monetary damages may not be an adequate remedy for such breach, (ii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have in the event of such breach.

4. The undersigned acknowledges and agrees the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders, unless the Company obtains an opinion from an independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., reasonably acceptable to the Representative that the Business Combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. The undersigned agrees that neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee, cash payment or any other compensation payable by the Company in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination or otherwise renders services on behalf of the Company prior to or in connection with a Business Combination.

7. The undersigned will escrow his Insider Shares, if any, for the period commencing on the Effective Date and ending one year from the date of the Company’s initial Business Combination, or such earlier date if, subsequent to the Business Combination, (i) the closing price of the Common Stock equals or exceeds $16.00 per share for any 20 trading days within any 30-trading day period commencing 90 days after the Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all Company stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, subject in all respects to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the co-Chairman of the Board and co-President and co-Chief Financial Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire furnished to the Company and the Representative is true and accurate in all material respects.  The undersigned further represents and warrants to the Company and the Representative that:

(a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer has been appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two (2) years prior to the date hereof;

(b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d) The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

(f) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; and

(g) This letter agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

9. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as co-Chairman of the Board, co-President and co-Chief Financial Officer of the Company.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (the “Information”).  Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company, jointly and severally with John B. Blystone, against any and all loss, liability, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigation, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of (a) any claim by any third party, including lenders, if such third party did not execute a waiver of claims against the Trust Account, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account and (b) failure by the Company to provide the funds necessary for the liquidation of the Company. In the event any third party did execute a waiver of claims against the Trust Account, the undersigned shall not be liable to indemnify and hold harmless the Company against any and all loss, liability, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigation, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by such third party. In the event a Business Combination is not consummated, the undersigned agrees to advance to the Company such funds necessary to complete the liquidation of the Company and further agrees not to seek reimbursement from any party for such expenses. This section is not for the benefit of any third party beneficiaries of the Company and does not create any contract right in favor of any person other than the Company.

12. The undersigned hereby agrees not to propose or vote in favor of, any amendment to the Company’s Amended and Restated Certificate of Incorporation prior to the consummation of the Company’s initial Business Combination other than in connection with the proposal to approve the Business Combination. This paragraph may not be modified or amended under any circumstances.

13. As used herein: (i) “Affiliate” shall mean a person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned. The term “control” means the possession, direct or indirect, of the power to direct the undersigned, whether by contract or otherwise; (ii) a “Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination and as otherwise described in the registration statement relating to the IPO, of one or more businesses or assets selected by the Company; (iii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iv) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the shares of Common Stock owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO or purchased on the open market any time thereafter; (vii) “Private Placement” shall mean the private placement of 2,750,000 warrants of the Company prior to the IPO; (viii) “Prospectus” shall mean the prospectus contained in the registration statement relating to the IPO; (ix) “Public Stockholders” shall mean the holders of the securities issued by the Company in the IPO; and (x) “Trust Account” means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the Registration Statement.

14. The undersigned hereby agrees any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

Name: Mark C. Davis

Signature

EXHIBIT A